BAY COMMERCIAL SERVICES

                          EMPLOYEE STOCK OWNERSHIP PLAN

                  Amendment No. 1 to Amended and Restated Plan


            WHEREAS, Bay Commercial Services ("Bank") maintains the Bay Commercial Services Employee Stock Ownership Plan ("Plan") for the benefit of its eligible Employees; and

            WHEREAS, it is desirable to amend the definition of "Compensation" in the Plan to clarify that amounts contributed on an Employee's behalf for the Plan Year to a "cafeteria plan" under Section 125 of the Internal Revenue Code of 1986, as amended, are to be included in Compensation, and to coordinate the Plan's vesting rule relating to Retirement;

            NOW, THEREFORE, the Plan is hereby amended as follows:

     1. The definition of "Compensation" in Section 2 is restated to read as follows, effective as of January 1, 1993:

          Compensation
               The total wages and other compensation paid to an Employee by the Bank during the Plan Year and reportable on the Employees Wage and Tax Statement (Form W-2), plus any "Elective Deferrals" made by him to the 401(k) Plan for the Plan Year, and any amounts contributed on his behalf for the Plan Year to a "cafeteria plan" described in Section 125 of the Code. For Plan Years beginning before January 1, 1993, Compensation shall not include a Participant's commissions in excess of $36,000 per year. For Plan Years beginning on and after January 1, 1993, the Compensation of a Participant who is a Highly Compensated Employee shall not include commissions in excess of the Compensation limit for the Plan Year determined under paragraph (3) of the definition of "Highly Compensated Employee" in this Section 2. For any Plan Year beginning after 1988 and before 1994, any amount in excess of $200,000 shall be excluded, and for any Plan Year beginning after 1993, any amount in excess of $150,000 shall be excluded (and each dollar amount shall be adjusted for increases in the cost-of-living pursuant to Section 401 (a) (17) of the Code). For purposes of applying these $200,000 and $150,000 limitations, the Compensation of a 5% owner or of a Highly Compensated Employee who is one of the ten most highly compensated Highly Compensated Employees shall be aggregated with the Compensation of his spouse and his lineal descendants who are under age 19.

     2. Section 10 (a) (1) is restated to read as follows, effective as of January 1, 1996:

               (1) A Participant's interest in his Accounts shall become 100% vested and nonforfeitable without regard to his Credited Service if he (A) is employed by the Bank on or after his 65th birthday, (B) incurs a Disability while employed by the Bank, or (C) dies while employed by the Bank. To record the adoption of this Amendment No. 1 to the amended and restated Plan, the Company has caused it to be executed this twenty-second day of January, 1997.

                             BAY COMMERCIAL SERVICES

                                       By________________________

                                       By________________________